                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        INTERNET FINANCIAL SERVICES INC.



It is hereby certified that:

         1. The present name of the corporation (hereinafter called the "corporation") is INTERNET FINANCIAL SERVICES INC., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is May 15, 1996.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Articles FIRST, SECOND, THIRD, FOURTH and FIFTH thereof and by substituting in lieu thereof new Articles FIRST, SECOND, THIRD and FOURTH which are set forth in the Restated Certificate of Incorporation hereinafter provided for. The certificate of incorporation of the corporation is hereby further amended by inserting new Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH and TENTH which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of INTERNET FINANCIAL SERVICES INC. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         4. The amendments and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 228, 242, and 245 of the General Corporation Law of the State of Delaware.

         5. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        INTERNET FINANCIAL SERVICES INC.

         FIRST: The name of the corporation (hereinafter called the "corporation") is INTERNET FINANCIAL SERVICES INC.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is W/K Corporate Services (DEL), INC.

         THIRD: The purpose of the corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Two Thousand Five Hundred (2,500), without par value. All such shares are of one class and are shares of Common Stock.

         FIFTH: The corporation is to have perpetual existence.

         SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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

         SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation.

                  2. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         NINTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

         TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of

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

Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH."

Signed on October 15, 1996

                                                              /s/ Steven Malin
                                                              ------------------
                                                              Steven Malin
                                                              President

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

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        INTERNET FINANCIAL SERVICES INC.



It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is INTERNET FINANCIAL SERVICES INC.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

                  "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Ten Million ($10,000,000), par value $.001 per share. All such shares are of one class and are shares of Common Stock.

         3. To effectuate the change in shares set forth herein, each issued and outstanding share of common stock, without par value, shall be automatically converted into one share of common stock, par value $.001 per share.

         4. The amendment of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on January 20, 1997


                                          /s/ Steven Malin
                                          --------------------------------------
                                          Steven E. Malin
                                          President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        INTERNET FINANCIAL SERVICES INC.

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is INTERNET FINANCIAL SERVICES INC.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

            "FIRST: The name of the corporation (hereinafter called the "corporation") is Internet Financial Services Inc."

         3. The certificate of incorporation of the corporation is hereby further amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

            "FOURTH: The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is twenty-one million (21,000,000) shares, of which one million (1,000,000) shares shall be Preferred Stock ($.01 par value), issuable in one or more series, and twenty million (20,000,000) shares shall be Common Stock ($.001 par value).

            The designation, relative rights, preferences and limitations of the shares of each class are as follows:

                (i) The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing

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
         for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the corporation at such price or prices or at such rates of exchange and with such adjustments;
         (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the corporation or any subsidiary of, any outstanding shares of the corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Pre ferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

                (ii) Subject to the provisions of any applicable law or of the By-laws of the corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the corporation available for distribution to its stockholders.

                (iii) Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

         4. The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on ________ ___, 1999

                                            -----------------------------------
                                            Steven E. Malin
                                            Chairman and Chief Executive Officer

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